Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166452 and 333-215350) of our report dated March 29, 2018, relating to the consolidated financial statements that appear in this Annual Report on Form 10-K.

 /s/ EKS&H LLLP

April 9, 2019
Denver, Colorado